EXHIBIT 10.58
                                   LEASE AGREEMENT

         COME NOW, the parties to this Agreement, Board of County Commissioners of Coffey County, Kansas (County) and Miller Building Systems of Kansas, Inc. (Miller), in exchange of the mutual promises contained herein do hereby agree as follows:

             1. Miller wishes to lease, and County desires to lease a certain tract of real property, referred to hereinafter as "Property" and more fully described in the legal description set forth in Exhibit A attached hereto and incorporated herein by reference.

             2. Representations and Covenants by County. County makes the following representations and covenants as the basis for the undertaking of its part of the Lease contained herein:

                 A.  That Coffey County is a
                          county governmental unit
                          existing under and pursuant
                          to the laws and constitution
                          of the State of Kansas.
                          Under the statutes of the
                          State of Kansas, County has
                          the power to enter into and
                          perform the transactions
                          contemplated by this Lease
                          and to carry out its
                          obligations hereunder.

                 B.  That County has fee simple
                          title to the Property
                          subject only to easements
                          and restrictions of record
                          and apparent, none of which
                          will interfere with or
                          prevent Miller's use of the
                          property as a manufacturing
                          facility, subject only to a
                          current lease with American
                          Quality Manufacturing, Inc.
                          (AQM), a Delaware
                          corporation.  Simultaneous
                          with this Lease Agreement,
                          American Quality
                          Manufacturing, Inc. is
                          entering into a Termination
                          of Lease Agreement which
                          will allow Miller to take
                          possession of this property.

                 C.  County has not, in whole or
                          in part, assigned, leased,
                          hypothecated or otherwise
                          created any other interest
                          in, or disposed of, or
                          caused or  permitted any
                          lien, claim, or encumbrance
                          to be placed against the
                          property  leased hereunder,
                          except for and subject to
                          the Lease as set forth in
                          this instant document.

                 D.  Except as otherwise provided
                          herein, County will not
                          during the basic term of
                          this Lease, in whole or in
                          part, assign, lease,
                          hypothecate or otherwise
                          create any other interest
                          in, or dispose of, or cause
                          or permit any lien, claim or
                          encumbrance to be placed
                          against the property leased
                          herein.  This provision is
                          subject to the current lease
                          as described in sub-
                          paragraph A.

                 E.  County has duly authorized
                          the execution of this Lease
                          pursuant to a formal action
                          of the Board of County
                          Commissioners, Coffey
                          County, Kansas.

            3. Representations and Covenants by Miller. Miller makes the following representations and covenants as the basis for undertaking its part of the Lease contained herein.
                  A.  Miller is a duly qualified and
                      existing corporation under the laws
                      of the State of Kansas and will be
                      duly authorized and qualified to do
                      business in the State of Kansas prior
                      to the commencement date of this
                      Lease, with lawful power and
                      authority to enter into this Lease,
                      acting by and through its duly
                      authorized officers and has received
                      its authority by its Board of
                      Directors and officers to authorize
                      Edward Craig, President, to sign this
                      Lease.

                  B.  Miller shall:
                      (1) maintain and preserve its
                          existence and organization
                          as a corporation and its
                          authority to do business in
                          the State of Kansas and;

                      (2) not initiate any proceedings
                          of any kind whatsoever to
                          dissolve or liquidate
                          without first securing the
                          prior written consent of
                          County and making provision
                          for  the payment in full of
                          the basic rent and to comply
                          with all other obligations
                          for this lease as they
                          apply.

                  C.  Neither the execution or delivery of
                      this Lease, the consummation of the
                      transaction contemplated herein, nor
                      the fulfillment of any compliance
                      with the terms and conditions of this
                      Lease contravenes any provisions of
                      Miller's Articles of Incorporations
                      or Bylaws, nor does anything
                      contained herein conflict with or
                      result in a breach of the terms,
                      conditions or provisions of any
                      mortgage, debt, agreement, indenture,
                      or instrument to which Miller is a
                      party or by which Miller is bound, or
                      to which Miller or any of the
                      properties of Miller is subject, or
                      would constitute a default (without
                      regard to any required notice or the
                      passage of any period of time) under
                      any of the following, or would result
                      in a creation or imposition of any
                      lien, charge or encumbrance,
                      whatsoever, upon any of the property
                      or assets of Miller under the terms
                      of any mortgage, debt, agreement,
                      indenture or instrument, or violate
                      any existing law, administrative
                      regulation or court order including
                      consent decrees to which Miller is
                      subject.

                  D.  This Lease constitutes a valid and
                      legal binding obligation on Miller
                      enforceable in accordance with its
                      terms.

                  E.  That Miller has obtained or will
                      obtain if it becomes necessary in the
                      future, any and all permits,
                      authorizations, licenses and
                      franchises to enable Miller to
                      operate and utilize the property for
                      the purposes for which the property
                      is being leased to Miller under the
                      terms of this Lease and that Miller
                      will operate in accordance with all
                      local, state and federal laws to
                      insure compliance with any licensing,
                      permit, authorization or franchise
                      requirement.

          4. Term. The initial term of this Lease shall be ten (10) years commencing November 1, 1996 and ending October 31, 2006. As used herein the expression "term hereof" refers to this initial term. If on or before November 1, 1996, AQM does not vacate the Property and County does not deliver the Property and all systems, equipment, fixtures, structural components, the roof and foundation in good operating condition, ordinary wear and tear excepted, then the commencement date shall be postponed until such conditions are satisfied (but in no event later than April 1, 1997).

          5. Basic Rent. County reserves and Miller agrees to pay in the manner herein after specified to County without demand, the rent on the property in the amount of $300,000 for the term of this Lease. The payments shall be made at the rate of Two Thousand Five Hundred Dollars ($2,500) per month for One Hundred Twenty (120) months. Rent shall be paid to County in advance on the first day of the month in which the rent shall become due without deduction or offset at a place or places as may be designated from time to time by County. In the event that Miller should fail to make a payment by the fifteenth of any given month, interest shall attach to the given monthly payment at the rate of 1.5 percent (1.5%) per month or eighteen percent (18%) per annum. Additionally, as allowed by law, County reserves the right to advance all payments, including balloon payments, due in the event that Miller should fail or refuse to make payment under the terms of this Lease within Thirty (30) days after a given payment is due. Further, County reserves the right to waive any one payment, without being subject to or stopped from enforcing these remedies should a future monthly payment be delayed for more than thirty (30) days. In other words, if County does not instigate advancement and liquidation of this Lease in a month in which Miller is more than Thirty
     (30) days late, this does not preclude County from asserting the same rights as to a future month. This right to advance payments should Miller be more than Thirty (30) days late shall not be implicitly waived by the County, unless both parties agree to a waiver of this provision in writing. This paragraph shall be governed by sections 27 and 28 of this Agreement.

          6. Building Purchase. At the end of the term hereof, Miller shall have the option to pay the County the sum of Two Hundred Fifty Thousand Dollars ($250,000) hereinafter referred to as the Balloon Payment, and accept ownership of the property. If Miller tenders the Balloon Payment, County shall deed the property to Miller in Fee Simple by Warranty Deed subject only to easements and restrictions of record as of the date hereof and free and clear of all liens and encumbrances (except as caused or permitted by Miller). If Miller declines to take ownership of the property, any subsequent lease between the parties shall be at fair market value rate. The Balloon Payment shall be reduced by Full-Time Employee Reduction (FTE) in accordance with a yearly FTE schedule as shown herein. The Balloon Payment shall be divided into ten (10) parts of $25,000.00 for each year, however, payment will be due only at the conclusion of the ten (10) year lease. For each given year, the payment due shall be reduced as provided herein. In other words, for each year that the FTE is met in full, a $25,000.00 reduction shall be made to the Balloon Payment. If the entire FTE number is not met such representative portion of the Balloon Payment for that given year shall be reduced by the applicable percentage. The FTE reductions shall be computed by taking the total number of hours worked (includes paid holiday, vacation, personal days and sick days) at the property by employees of Miller during the preceding twelve months and dividing by two thousand eighty (2,080). The FTE shall be computed on the anniversary date of Miller taking possession of the property, and computed for the preceding twelve months. Miller shall submit to County a certified statement of employment not more than thirty days after the anniversary date of Miller taking possession of the property. The statement shall be provided to County by Miller and shall be certified by an independent accounting firm authorized to make such certification for Miller in accordance with the Generally Accepted Rules of Accounting to the extent they apply. The FTE shall be as follows:

     Reduction           100%     90%     80%     70%      60%

     Year Concluding     FTE      FTE     FTE     FTE      FTE
     1st year            14       12-13   10-11   8-9      6-7
     2nd year            30       26-29   22-25   17-21    14-16
     3rd year            50       44-49   37-43   29-36    23-28
     4th-10th years      60       52-59   44-51   34-43    28-33

           7. Uses Prohibited. Miller shall not use, or permit the leased premises, or any part thereof, to be used, for any purpose or purposes other than those allowed by the laws of Coffey County, the State of Kansas, the Environmental Protection Agency, or the United States of America and no use shall be made or permitted to be made of the Leased premises, or acts done, which will cause the cancellation of any insurance policy covering the building located on the premises, or any part thereof, or any other portion of the leased premises, any act which may be prohibited by the applicable fire insurance policies or other terms of insurance hereon. Miller shall, at its sole cost, comply with all requirements, pertaining to the Leased premises, of any insurance organization or company, necessary for the maintenance of insurance, as herein provided, covering any building or appurtenances at any time located on the Leased premises. Miller shall prevent any activity which produces substantial hazardous waste, emissions or odors in violation of the rules and regulations of the Environmental Protection Agency and any other local, state, or federal law and hold County harmless and indemnify County for any violation of such rules, regulations or laws.

           8. Uses Permitted. Miller shall use this facility for the manufacture and shipping of prefabricated buildings and uses associated therewith. Other uses may be agreed to by the parties, in writing signed by both parties, and the County's consent thereto will not be unreasonably withheld.

           9. General Accident and Liability Insurance. Miller shall, at all times after acceptance of possession of the Leased premises under the terms and conditions as contained herein, and at all times during the term of the Lease thereafter, at Miller's sole expense, keep all improvements which are now or hereafter a part of the premises insured against loss or damage by fire and the extended coverage hazards for one hundred percent (100%) of the full replacement value of such improvements as established by yearly review with a company authorized to do business and authorized to sell insurance in the State of Kansas, with loss payable to County and Miller as their interests may appear. Any loss adjustment shall require the written consent of both County and Miller. The cost of full replacement will be reviewed annually by the parties hereto.

           10. Personal Injury Liability Insurance. Miller shall maintain in effect throughout the term of this Lease personal injury liability insurance covering the Leased premises and its appurtenances, sidewalks and parking lot thereon in an amount not less than the maximum liability of a governmental entity for claims arising out of a single occurrence as provided by the Kansas Tort Claims Act or other supplemental laws; which policy shall provide that such insurance may not be canceled by the issuer thereof without at least thirty (30) days advance written notice to Miller and County. Such insurance to be maintained throughout the life of this Lease and will be obtained through a company authorized to do business in the State of Kansas.

           11. County's Right to Pay Premiums on Behalf of Miller. All of the policies of insurance referred to in this section shall be written in form satisfactory to County. Miller shall pay all of the premiums therefore during the term of this Lease and deliver such policies, or certificates thereof, to County, and in the event of the failure of Miller, either to effect such insurance in the names herein called for or to pay the premiums therefore, or to deliver such policies, or certificates thereof, to County, said action shall be a default of this Lease and County shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefore, which premiums shall be repayable to County with the next installment of rent and/or County may proceed with all available remedies under the default provisions herein.

           12. Cost of Insurance Deemed Additional Rent. The cost of insurance required to be carried by Miller in this section shall be deemed to be additional rent hereunder. Each insurer mentioned in this section shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to County, that it will give to County thirty (30) days written notice before the policy or policies in question shall be altered or canceled. County agrees it will not unreasonably withhold its approval as to the form or to the insurance companies selected by Miller.

           13. Taxes and Assessments. The parties agree that the Property has been and will continue to be deemed to be exempt from state, county and/or municipal real property taxes by the Board of Tax Appeals of the State of Kansas. County agrees to take reasonable action to ensure that the property remains exempt during the terms of this Lease. If the Property shall nevertheless become subject to real property taxes, then Miller shall, during the life of this Lease, bear, pay and discharge, before the delinquency thereof, any and all taxes and assessments. In the event any taxes and assessments may be lawfully paid in installments, Miller shall be required to pay only such installment thereof as becomes due and payable during the life of this Lease, as and when the same becomes due and payable. County covenants that without Miller's written consent it will not, unless required by law, take any action which may reasonably be construed as tending to cause or induce the levying of any tax or assessment (other than special assessments levied on account of special benefits or other taxes or assessments for benefits or service uniformly imposed) which Miller would be required to pay under this section and that should any such tax or assessment be threatened or occur, County shall, at Miller's request, fully cooperate with Miller in all reasonable ways to prevent any such tax or assessment. In the event that either the Federal government or the State of Kansas determines that the demised property is not exempt from taxation by the tax guidelines of either agency, because the leased property is not meeting requirements for non-taxability then and in that event, all tax assessments shall be the sole and separate liability of Miller upon possession by Miller as set forth herein.

           14. Receipted Statements. Unless Miller exercises its right to contest any tax or assessment in accordance with the following paragraph hereof, Miller shall deliver to County a photostatic or other suitable copy of the statement issued therefore duly receipted to show the payment of taxes within thirty (30) days after the last date for payment.

           15. Contesting Taxes and Assessments. If Miller shall in good faith desire to contest the validity or amount of any tax, assessment, levy, or other governmental charge herein agreed to be paid by Miller, Miller shall be permitted to do so in accordance with established legal procedures. Miller shall give County fifteen (15) days written notice of its intent to contest the charge prior to its delinquency date and post a surety bond covering any such tax levy or assessment of damage arising therefrom prior to the delinquency date.

           16. Quiet Enjoyment and Possession. So long as Miller shall not be in default under the terms of this Lease, Miller shall and may peaceably and quietly have, hold, and enjoy the leased premises. County shall deliver all systems, equipment, fixtures, structural components, the roof and foundation to Miller in good operating condition, ordinary wear and tear excepted.

           17. County's Right of Entry. County, its agents and employees shall have the right to enter into and upon the Leased premises as is necessary at reasonable times and upon reasonable notice for the purpose of inspecting the premises. County's right of entry on the premises shall be subject to maintaining any confidentiality requirement that Miller may reasonably request of County.

           18. Alteration of Leased premises. Miller shall have and is hereby given the right, at its sole cost and expense, to make such additions, improvements, changes and alterations in and to any part of the Leased premises as Miller from time to time may deem necessary or advisable; provided, however, Miller shall not make any major addition, improvement, change or alteration which will adversely affect the intended use of or the structural strength of any part of the Leased premises. All such major changes, alterations, improvements and additions shall require the prior written consent of the County. County shall not unreasonably withhold such consent. All additions, improvements, changes and alterations made by Miller pursuant to the authority of this section shall (a) be made in a workmanlike manner and in strict compliance with all laws and ordinances applicable thereto, (b) when commenced, be prosecuted to completion with due diligence, and (c) when completed, shall be deemed a part of the Leased premises; provided, however, that additions of machinery, equipment and/or personal property of Miller, shall remain the separate property of Miller and may be removed by Miller prior to expiration of the term of this Lease; provided further, however, that all such additional machinery, equipment and/or personal property which remain on the Leased premises after the termination of this Lease for any cause other than the purchase of the premises pursuant to section 6 hereof shall, if not removed within thirty (30) days after request by County, upon and in the event of such termination, become the separate and absolute property of County.

           19. County Purchase of Scales/Heating Modification Loan. County shall purchase certifiable scales for the Property in an amount not to exceed Twenty Thousand Dollars ($20,000). The scales to be purchased shall be mutually agreed upon by County and Miller. County is responsible for the purchase and delivery of the scales. County shall take reasonable measures to secure the purchase and delivery of the scales within sixty (60) days of Miller taking possession of the Property. Miller is responsible for the installation and maintenance of the scales. Once installed, the scales shall be deemed a fixture of the Property, and shall not be removed by Miller unless and until Miller becomes the owner of the Property or Miller and County agreed in writing to the disposal or removal of the scales. Further, upon Miller's request, County will make a loan to Miller from County's Revolving Loan Fund in an amount not to exceed Seventy-Five Thousand Dollars ($75,000) for heating conversion, should Miller determine that a modification in the heating system in the facility should be necessary. In no event should the County make a loan to Miller for an amount in excess of the cost of the heating conversion. This loan shall have a term of not more than five (5) years, and an interest rate of not more than 7.5 percent (7.5%). Miller shall repay County in monthly installments beginning the first day of the month after any payments are made to Miller under the terms of the loan. Miller may request this loan within the first five (5) years of this Lease. Miller shall provide corporate guarantees on the loan. At the time that Miller requests such loan, documentation shall be prepared and executed by the parties evidencing the loan in more complete terms as fully set out at the time of the loan.

           20. Maintenance of Improvements. Miller shall, throughout the term of this Lease, at its own cost, and without any expense to County, keep and maintain the Leased premises, including all buildings and improvements of every kind or nature including equipment which may be a part thereof, and all appurtenances in good sanitary and neat order, condition and repair. Miller is expressly prohibited from selling, mortgaging, encumbering, hypothecating or disposing of this property in any way except as authorized by County and except in the ordinary course of business. Miller may sell or otherwise dispose of such property when obsolete, worn out, inadequate, unserviceable or unnecessary in the operation of the Property, and Miller may replace such property with other property at least equal in value to that disposed of. County shall not be obligated to make any repairs, replacements, or renewals of any kind, nature or description, whatsoever to the Leased premises, including buildings or equipment. Miller shall also comply with and abide by all federal, state, county, municipal, and other governmental statutes, ordinances, laws and regulations affecting the leased premises, the improvements thereon, or any activity or condition on or in such premises. County shall have the right to repair and maintain the improvements and in the event of failure to do so by Miller, reasonable wear and tear excepted, and all charges for repair and maintenance shall be chargeable to Miller and be promptly paid by Miller to County upon submission or verification of such repair or maintenance charges, and all such charges shall be deemed additional rent payable without regard to any other provisions or requirements herein, on the part of Miller. Miller may not dispose of, sell, encumber or remove any of the improvements attached to the building or that reasonably becomes a fixture without written approval of County. It is understood that due to normal and reasonable wear and tear on the improvements or fixtures, said improvements and fixtures may wear out and the cost of repair of refurbishing will exceed the cost of replacing the improvement or fixture, and in that event, if not replaced with an improvement or a fixture of equal or greater value, then Miller will provide a notice of said intent to dispose of worn out or unrepairable improvements or fixtures to County and only upon written consent by County, may said property be disposed of or removed.

           21. Damage to and Destruction of Improvements. The damage, destruction, or partial destruction of any building or other improvements or fixtures which are part of the premises shall not release Miller from any obligation hereunder, and in case of damage to or destruction of any such building, improvement or fixtures, Miller shall, at its own expense, promptly repair and restore the same to a condition as good or better than that which existed prior to such damage or destruction. Without limiting such obligations of Miller, it is agreed that the proceeds of any insurance covering such damage or destruction shall be made available to Miller for such repair or replacement. Miller shall have the right to purchase business interruption insurance to insure itself against loss due to substantial damage or destruction of the demised premises. The parties shall mutually cooperate on adjusting any loss or damage on the demised premises with the insurance carrier. All costs in excess of insurance proceeds necessary to restore the premises to good or better condition than existed at the time of such damage or destruction, shall be borne by Miller. All building plans for restoration shall be by mutual agreement of the parties hereto.

           22. Utilities. Miller shall fully and promptly pay for all water, gas, heat, light, power, telephone service, and other public utilities of every kind furnished to the leased premises throughout the term hereof, and all other costs and expenses of every kind whatsoever of or in connection with the use, operation and maintenance of the premises including deposits, and all activities conducted thereon, and County shall have no responsibility of any kind for any portion thereof. All future expansion, alteration or change of utility services shall be at expense of Miller.

           23. Mechanic's Liens. Miller shall keep all of the Leased premises and every part thereof and all buildings and other improvements at any time located thereon free and clear of any and all mechanic's or other similar lien. Whenever and so often as any mechanic's or other similar lien is filed against the Leased premises, or any part thereof, Miller shall discharge the same of record within thirty (30) days after the date of filing. Notice is hereby given that County does not authorize or consent to and shall not be liable for any labor or materials furnished to Miller or anyone claiming by, through or under Miller, upon credit, and that no mechanic's or other similar lien for any such labor, services or materials shall attach to or take effect through reversionary or other estate of County in and to the Leased premises, or any part thereof. Miller shall give County written notice no less than thirty (30) days in advance of the commencement of any construction, alteration, addition, improvement, or repair estimated to cost in excess of Thirty Thousand Dollars ($30,000) in order that County may post appropriate notices of County's non-responsibility. County shall have the right but will not be required to pay any uncontested liens and charge all payments so made to Miller, to be paid in the next monthly rental payment due from Miller.

           24. Contesting Liens. Miller, notwithstanding the above, shall have the right to contest any such mechanic's or other similar lien if within thirty (30) days of filing, it (i) notifies County in writing of its intention to do so, and if requested by County, deposits with County a surety bond issued by a surety company acceptable to County as surety, in favor of County or cash, in the amount of lien claimed so contested, indemnifying and protecting County from and against any liability, loss, damage, cost and expense of whatever kind of nature growing out of or in any way connected with said asserted lien and the contest thereof, and (ii) diligently prosecutes such contest, at all times effectively staying or preventing any official or judicial sale of the premises or any part thereof or interest therein, under execution or otherwise, and (iii) promptly pays or otherwise satisfies any judgment adjudging or enforcing such contested lien claim and thereafter promptly procures record release or satisfaction thereof.

           25. Indemnification. Miller shall and hereby covenants and agrees to indemnify, protect, defend and save County harmless from and against any and all claims, demands, litigation and liabilities of any nature, costs, including reasonable attorneys' fees and discovery expense arising from damage or injury, factual or claimed, of whatsoever kind of character, to property or persons, occurring in, on or about the premises during the term hereof, and upon timely written notice from County, Miller shall defend County in any action or proceeding brought thereon; provided, however, that nothing contained in this section shall be construed as requiring Miller to indemnify County for any claim resulting from any act or omission of County, or County's agents or employees.

           26. Default by Involuntary Assignment. Neither this Lease nor the leasehold estate of Miller nor any interest of Miller hereunder in the Leased premises or in the building or improvements or equipment therein shall be subject to involuntary assignment, transfer, or sale, or to assignment, transfer, or sale by operation of law in any manner whatsoever and any such attempt at involuntary assignment, transfer, or sale without the consent of County shall be void and of no effect, such consent will not be unreasonably withheld.

           27. Actions Constituting Default. The following shall be considered a substantial or material breach of the terms and conditions of this Lease and constitute a default and entitle County to elect and pursue all remedies pursuant to sections 29 through 32 of this Lease.

        A.   Voluntary bankruptcy
        B.   Failure to name Miller Building Systems of
                  Kansas, Inc., as a qualified and existing corporation under the laws of the State of Kansas or under the ownership of its heirs and assigns.
        C. Non-payment of rent pursuant to this Agreement within fifteen (15) days of the date due.
        D. Failure to maintain accident and liability insurance.
        E.   Failure to maintain fire and casualty
                  insurance.
        F. Failure to maintain personal injury liability insurance.
        G.   Failure to pay taxes and assessments.

           28. Other Actions Constituting Default. Any breach of the following terms or conditions shall constitute a non-material default and upon non-compliance by Miller after notice pursuant to section 33 by County, County shall have the right to pursue all remedies pursuant to sections 29 through 32 of this Lease. Non-material breach conditions are as follows:

        A. Any breach of any term or condition of this Lease.
        B. Duty to maintain and repair demised property as provided in section 20.
        C.   Failure to allow access to County at
                  reasonable times and places pursuant to
                  section 17 of this Lease.
        D.   Engaging in a prohibited use pursuant to
                  section 7 of this Lease.
        E.   Failure to secure County's consent to changes.
        F.   Failure to pay utility bills.
        G.   Failure to pay mechanic liens pursuant to
                  section 24.
        H. Attempting to sublet demised premises without consent of County, which consent shall not be unreasonably withheld.
        I. Any attempted assignment of Leased premises without express written consent of County, which consent shall not be unreasonably withheld.
        J. The failure to discharge or pay any mechanic or artisan lien within thirty (30) days of the filing thereof, pursuant to section 24.

           29. Remedies on Default. Whenever any substantial or material event of default shall have happened or be continuing, County may take any one or more of the following remedial actions.

             A.  Give Miller written notice of
                      intention to terminate this Lease on
                      the date specified therein, which
                      date shall not be earlier than thirty
                      (30) days after such notice is given,
                      and, if all defaults have not then
                      been cured on the date so specified
                      (except that this thirty (30) day
                      period shall be extended for a
                      reasonable period of time if the
                      alleged default is not reasonably
                      capable of cure within said thirty
                      (30) day period), Miller's right to
                      possession of the Leased premises
                      shall cease, and this Lease shall
                      thereupon be terminated and County
                      shall reenter and take possession of
                      the premises and all personalty
                      therein.  County shall be entitled to
                      immediate possession after Miller has
                      failed to cure such default within
                      the period herein provided, without
                      the necessity to resort to legal
                      process.

             B.  Whenever any non-material event of
                      default shall have happened or be
                      continuing, County shall give Miller
                      written notice of intention to
                      terminate this Lease on the date
                      specified (except that this sixty
                      (60) day period shall be extended for
                      a reasonable period of time if the
                      alleged default is not reasonably
                      capable of cure within said sixty
                      (60) day period) therein, which date
                      shall not be earlier than sixty (60)
                      days after such notice is given, and,
                      if all defaults have not been cured
                      on the date so specified, Miller's
                      right to possession of the Leased
                      premises shall cease, and this Lease
                      shall thereupon be terminated, and
                      County shall re-enter and take
                      possession of the premises and all
                      personalty therein.  Any costs for
                      repair of equipment necessitated by
                      other than reasonable wear shall be
                      chargeable to Miller and shall be in
                      addition to the liquidated damages as
                      set forth herein.

           30. No Remedy Exclusive. No remedy herein conferred upon or reserved to County is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Lease or now or hereafter existing at law or in equity or in statute. No delay or omission to exercise any right or power accruing upon any event of default shall impair any such right or power, or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed to be expedient. In order to entitle County to exercise any remedy referred to in sections 29 through 32, it shall not be necessary to give any notice, other than notice required herein. Any cost of litigation necessitated under this Lease including reasonable attorney fees shall be at the expense of Miller and shall be the responsibility of Miller. This provision shall not apply if the litigation is caused by the action of County, unless said action is for default against Miller. Conversely, Miller shall be entitled to any cost of litigation necessitated if County should violate the provisions of this Lease including but not limited to reasonable attorney fees.

           31. Rights and Remedies. The rights and remedies reserved by County and Miller hereunder and those provided by law shall be construed as cumulative and continuing rights. No right or remedy shall be exhausted by the exercise thereof on one or more occasions. County and Miller shall each be entitled to specific performance and injunctive or other equitable relief for any breach or threatened breach of any of the provisions of this Lease, notwithstanding the availability of an adequate remedy at law, and each party hereby waives the right to raise such defense in any proceeding in equity.

           32. Waiver of Breach. No waiver shall be effective unless in writing. The waiver of, or the failure to take action with respect to any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition or subsequent breach of the same, or any other term, covenant, or condition herein contained. Payment or payments or performance may be accepted hereunder without in any way waiving the right to exercise any rights or remedies provided for herein or otherwise with respect to any breach which was in existence at the time such payment or payments or performance was accepted.

           33. Notice. All notice required or desired to be given hereunder shall be in writing and shall be delivered in person or mailed by registered or certified mail to:

     COUNTY:     Vernon Birk
                 County Clerk
                 County County Courthouse
                 110 S. 6th
                 Burlington, KS 66839


     MILLER:     Ed Craig
                 President
                 Miller Building Systems of Kansas, Inc.
                 P.O. Box 1283
                 Elkhart, IN 46515


                 Jeff Rubenstein
                 Much Shelist Freed Denenbert
                 Ament Bell & Rubenstein, P.C.
                 200 N. LaSalle Street, Suite 2100
                 Chicago, IL 60601-1095


           All notices given by certified or registered mail as aforesaid shall be deemed duly given as of the date they are so mailed.

           34. Construction and Enforcement. This Lease shall be construed and enforced in accordance with the laws of the State of Kansas. Wherever in this Lease it is provided that either party shall or will make any payment or perform or refrain from performing any act or obligation, each such provision shall, even though not so expressed, be construed as an express covenant to make such payment or to perform, or not to perform, as the case may be, such act or obligation.

           35. Sublease. Miller agrees that it will in no way sublease, or attempt to sublease the demised premises, including equipment without the express written consent of County, such consent shall not be unreasonably withheld. The final terms and conditions of any sublease agreement must be approved in writing by both County and Miller. In the event of any such subleasing, Miller shall remain fully liable for the performance of its duties and obligations hereunder, and no such subleasing and no dealings or transactions between County and any such sublessee shall relieve Miller of any of its duties and obligations hereunder.

           36. Voluntary Assignment. Miller agrees that it will in no way assign, or attempt to assign, the leased premises, including equipment, without the express written consent of County, which consent County shall not unreasonably withhold. In the event of any such assignment Miller shall remain fully liable for the performance of its duties and obligations hereunder.

           37. Amendments. Amendments of the term hereon, the basic rental payments, or of any and all other provisions of this Lease may be made only pursuant to the express written consent of County and Miller. The language of this contract is controlling and supersedes all oral agreements and representations of the parties hereto. All prior agreements by and between the parties hereto are hereby merged within the terms and conditions of this Lease and this Lease represents the complete agreement of the parties hereto and shall be binding upon all parties.

           38. Net Lease. The parties hereto agree that this lease is intended to be a triple net lease.

           39. Invalidity of Provisions of Lease. If, for any reason, any provision of this Lease shall be deemed to be invalid or unenforceable, the validity and effect of the remaining provisions hereof shall not be affected thereby.

           40. Covenants Binding on Successors and Assigns. The covenants, agreements and conditions herein contained shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, devisees, heirs, legatees, and beneficiaries.

           41. Section Captions. The section captions appearing with the section numbered designations of this Lease are for convenience purposes only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

           42. Filing of Lease Memo. The parties hereto agree that a Memorandum of this Lease will be filed with the Register of Deeds of County County, Kansas.

        IN WITNESS WHEREOF, the parties have executed this Lease on
     this    12    day of    August   , 1996.

     BOARD OF COUNTY COMMISSIONERS    MILLER BUILDING SYSTEMS
     COFFEY COUNTY, KANSAS            OF KANSAS, INC.

     By: \William Knapp                 By: \Edward C. Craig
         William Knapp, Chairman           Edward C. Craig
                                           President

     ATTEST:

     \Sharon Reynolds, Deputy
     Vernon Birk, County Clerk

     APPROVED:


     \James Campbell
     James Campbell, County Attorney